Exhibit 99.1

CareCloud Promotes Bonnie Boyer to Chief Financial Officer to Lead the Next Growth Phase

Experienced finance executive and CPA promoted as CareCloud scales its profitable, AI-powered healthcare technology platform; Norman Roth transitions from Interim CFO to Advisor to the CEO

SOMERSET, N.J., September 29, 2026 — CareCloud, Inc. (Nasdaq: CCLD) (“CareCloud” or the “Company”), a leader in AI-powered healthcare technology and revenue cycle management solutions, today announced that its Board of Directors has promoted Bonnie Boyer, MBA, CPA, from Assistant Chief Financial Officer to Chief Financial Officer, effective October 1, 2026.

Ms. Boyer succeeds Norman Roth, who has served as Interim Chief Financial Officer for more than two years, helping guide CareCloud through an important period of financial and operational transformation. Mr. Roth, a twelve-year CareCloud veteran, will continue with the Company as Advisor to the CEO.

“CareCloud has never been better positioned,” said Stephen Snyder, Chief Executive Officer. “We have transformed into a profitable, AI-powered healthcare technology platform, and our next chapter is about accelerating growth. Bonnie brings deep public-company, technology and capital markets experience and is the right CFO to help us capitalize on the opportunities ahead.”

Mr. Snyder continued, “I also want to thank Norm for stepping into the CFO role when CareCloud needed him and successfully guiding us through more than two years of significant transition. Under his financial leadership, CareCloud strengthened its financial position, generated strong cash flow and enters this next chapter with 2026 guidance of approximately $130 million in revenue. We are very pleased that CareCloud will continue to benefit from his experience as Advisor to the CEO.”

Ms. Boyer brings more than 15 years of finance leadership experience spanning public companies, SaaS, capital markets and M&A. She joined CareCloud in July 2026 from Guident Corp., an AI-powered autonomous technology company, where she served as CFO and led its public-company and IPO readiness initiatives. She previously served as Chief Accounting Officer of private-equity-backed Sagent M&C and held senior finance roles at publicly traded KEMET Corporation. She began her career at KPMG and is a Florida-licensed CPA.

“CareCloud offers something rare in healthcare technology: a scaled, profitable platform with strong cash flow and a clean balance sheet, powered by AI technology that is creating new opportunities for growth and operating leverage,” said Ms. Boyer. “I’m excited to help translate those strengths into accelerated growth and long-term shareholder value.”

As CFO, Ms. Boyer will lead CareCloud’s global finance organization and partner with the executive team on growth strategy, capital allocation, strategic opportunities and investor relations.

About CareCloud

CareCloud brings disciplined innovation to the business of healthcare. The Company’s suite of AI and technology-enabled solutions helps healthcare organizations increase financial and operational performance, streamline clinical workflows and improve the patient experience. More than 40,000 providers rely on CareCloud’s solutions and services across revenue cycle management, practice management, electronic health records, patient experience management, business intelligence and digital health.

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For additional information, please visit CareCloud’s website at carecloud.com. To listen to video presentations by CareCloud’s management team, read recent press releases and view the latest investor presentation, please visit ir.carecloud.com.

Forward-Looking Statements

This press release contains various forward-looking statements within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements relate to anticipated future events, future results of operations or future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may,” “might,” “will,” “shall,” “should,” “could,” “intends,” “expects,” “plans,” “goals,” “projects,” “anticipates,” “believes,” “seeks,” “estimates,” “predicts,” “possible,” “potential,” “target,” or “continue” or the negative of these terms or other comparable terminology.

Forward-looking statements in this press release include, without limitation, statements regarding the anticipated leadership transition, the expected contributions of the Company’s Chief Financial Officer and of Mr. Roth in his advisory role, the Company’s growth strategy, capital allocation, AI initiatives, profitability and long-term shareholder value creation. Our operations involve risks and uncertainties, many of which are outside our control, and any one of which, or a combination of which, could materially affect our results of operations and whether the forward-looking statements ultimately prove to be correct.

These forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are only predictions, are uncertain and involve substantial known and unknown risks, uncertainties and other factors which may cause our (or our industry’s) actual results, levels of activity or performance to be materially different from any future results, levels of activity or performance expressed or implied by these forward-looking statements, including without limitation, risks and uncertainties relating to the Company’s ability to manage growth, retain the services of key personnel, successfully execute management transitions, maintain cost-effective global operations, and other important risks and uncertainties referenced and discussed under the heading titled “Risk Factors” in the Company’s filings with the Securities and Exchange Commission.

The statements in this press release are made as of the date of this press release, even if subsequently made available by the Company on its website or otherwise. The Company does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

SOURCE: CareCloud

Company Contact:

Norman Roth

Interim Chief Financial Officer and Corporate Controller

CareCloud, Inc.

nroth@carecloud.com

Investor Contact:

Stephen Snyder

Chief Executive Officer

CareCloud, Inc.

ir@carecloud.com